SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 8, 2006

SIERRA BANCORP

(Exact name of registrant as specified in its charter)

California	000-33063	33-0937517
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employee Identification No.)

86 North Main Street, Porterville, CA 93257

(Address of principal executive offices)

(Zip code)

(559) 782-4900

(Registrant’s telephone number including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04	TRIGGERING EVENTS THAT ACCELERATE OR INCREASE A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT

On December 8, 2006, Sierra Capital Trust I (the “Trust”), a wholly-owned subsidiary of Sierra Bancorp (the “Company”), redeemed 100% of its trust preferred securities that were issued on November 28, 2001 with a maturity date of December 8, 2031, as allowed by the early redemption provisions of the transaction documents concerning those securities. Simultaneously, the Company retired the $15,464,000 principal amount of junior subordinated debentures issued to the Trust that became due and payable upon redemption of the trust preferred securities. The Trust, which is in the process of being dissolved, returned the $464,000 in capital to the Company in exchange for the cancellation of the common securities in that amount originally issued by the Trust to the Company at the close of the transaction in 2001.

As noted in a report on Form 8-K filed by the Company on June 16, 2006, the replacement of the trust preferred securities redeemed on December 8, 2006 was “pre-funded” by lower-cost trust preferred securities issued on June 16, 2006.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIERRA BANCORP

Dated: December 11, 2006	By:	/s/ Kenneth R. Taylor
Kenneth R. Taylor
Executive Vice President & Chief Financial Officer